Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kezar Life Sciences, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

March 16, 2018, except as to note 14, which is as of June 11, 2018